                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             AGL RESOURCES INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                   [LOGO OF AGL RESOURCES INC APPEARS HERE]
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 1998

                               ----------------

To the Shareholders of AGL Resources Inc.:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of AGL Resources Inc. (the "Company") will be held at the offices of the Company, 303 Peachtree Street, N.E., Atlanta, Georgia, on Friday, February 6, 1998 at 10:00 a.m., local time, for the purpose of considering and voting upon:

  (1)  A proposal to elect four directors.

  (2) Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

  Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has fixed the close of business on November 28, 1997 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

  Your vote is important. Please return your marked proxy card in the enclosed postage-paid envelope whether or not you plan to attend the Annual Meeting.

  Your continued interest in the Company is genuinely appreciated by the directors, officers and personnel who serve you.

                                       By Order of the Board of Directors


                                       /s/ Melanie McGee Platt
                                       -----------------------
                                       Melanie McGee Platt
                                       Vice President and Corporate Secretary

Atlanta, Georgia
December 23, 1997

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS EARLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY CARD AND VOTE IN PERSON THOSE SHARES OF STOCK HELD BY YOU OTHER THAN SHARES OF COMMON STOCK ALLOCATED TO AN ACCOUNT FOR YOU PURSUANT TO THE COMPANY'S RETIREMENT SAVINGS PLUS PLAN OR LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN.

                  [LOGO OF AGL RESOURCES INC. APPEARS HERE]
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308

                                   --------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 1998

  This Proxy Statement is furnished to the shareholders of AGL Resources Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Friday, February 6, 1998 at 10:00 a.m., local time, at the offices of the Company, 303 Peachtree Street, N.E., Atlanta, Georgia. The approximate date on which this Proxy Statement and the enclosed form(s) of proxy card are first being sent or given to shareholders is December 23, 1997.

            VOTING STOCK OUTSTANDING AND VOTE REQUIRED FOR APPROVAL

  The securities that may be voted at the Annual Meeting consist of Common Stock of the Company, $5 par value per share (the "Common Stock"), with each share entitled to one vote on each matter submitted to the shareholders. Only shareholders of record as of the close of business on November 28, 1997 (the "record date") will be entitled to receive notice of and to vote at the Annual Meeting. On the record date, 56,665,070 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the number of votes "for" and abstentions (including instructions to withhold authority to vote) will be used.

  In voting for the proposal to elect the directors (Item 1 on the proxy card), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law, and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

  Under the rules of the New York Stock Exchange (the "Exchange") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals, which results in "broker non-votes." Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

                       VOTING AND REVOCATION OF PROXIES

HOLDERS OF COMMON STOCK

  Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting (other than participants in certain employee benefit plans of the Company as set forth in the following paragraph), gives oral notice of his or her election to vote in person, and submits a ballot at the meeting. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Corporate Secretary of the Company. If the proxy is completed properly and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. IF THE PROXY IS PROPERLY EXECUTED AND RETURNED BUT WITHOUT INSTRUCTIONS FOR VOTING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. Any shareholder who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Corporate Secretary of the Company at the following address: AGL Resources Inc., Office of Corporate Secretary, P.O. Box 4569, Atlanta, Georgia 30302, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person as described above. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting other than that described herein, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.

PARTICIPANTS IN EMPLOYEE BENEFIT PLANS

  Separate proxy cards are being transmitted to all persons who have shares of Common Stock allocated to their accounts as participants or beneficiaries under the AGL Resources Inc. Retirement Savings Plus Plan (the "RSP Plan") and the AGL Resources Inc. Leveraged Employee Stock Ownership Plan (the "LESOP"). These proxy cards appoint The Northern Trust Company, which acts as Trustee for the RSP Plan and the LESOP, to vote the shares held for the accounts of the participants or their beneficiaries in the RSP Plan and the LESOP in accordance with the instructions noted thereon.

  IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEE WILL VOTE THE UNVOTED ALLOCATED SHARES IN THE LESOP IN THE SAME PROPORTION AS THE LESOP SHARES THAT ARE VOTED BY PARTICIPANTS AND BENEFICIARIES. THE TRUSTEE WILL VOTE THE UNALLOCATED LESOP SHARES AND ANY UNVOTED RSP PLAN SHARES, PURSUANT TO THE INSTRUCTIONS OF THE RESPECTIVE ADMINISTRATIVE COMMITTEES OF THE PLANS, "FOR" THE PROPOSAL LISTED ON THE PROXY CARD AND DESCRIBED HEREIN.

  Any RSP Plan or LESOP participant or beneficiary who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Trustee at the following address: The Northern Trust Company,
Attention: Master Trust Administrator, Fifty South La Salle Street, Chicago, Illinois 60675, or by executing and delivering a duly executed proxy card bearing a later date. Under the terms of the RSP Plan and the LESOP, only the Trustee of the plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

COSTS OF SOLICITATION

  The Company will bear the costs of solicitation of proxies, including the charges and expenses of stock brokerage firms, banks, trust companies and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by telephone, facsimile, telegraph or personal contact by directors, officers and employees of the Company without additional compensation. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at an anticipated cost of approximately $5,000, plus reasonable out-of-pocket disbursements.

                 ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

  The Amended and Restated Articles of Incorporation (the "Articles") and the Bylaws of the Company provide that the Board of Directors shall consist of at least five members and not more than fifteen members and that the exact number shall be fixed from time to time by the Board of Directors. The Board of Directors has set the number of directors of the Company at eleven. The Articles and the Bylaws of the Company also provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified.

  The Board of Directors has nominated D. Raymond Riddle, Dr. Betty L. Siegel, Ben J. Tarbutton, Jr. and Felker W. Ward, Jr. to stand for election as directors at the Annual Meeting. Messrs. Riddle, Tarbutton and Ward and Dr. Siegel presently are members of the Board of Directors whose terms are scheduled to expire at the Annual Meeting. Each of the nominees has consented to serve as a director if elected. If re-elected by the shareholders, Messrs. Riddle, Tarbutton and Ward and Dr. Siegel will serve a three-year term which will expire at the time of the Annual Meeting of Shareholders in the year 2001.

  Following is certain information as of September 30, 1997 regarding the four nominees for director and all current directors whose terms of office will continue after the Annual Meeting. Except as otherwise indicated, all directors have been engaged in their principal occupations for more than the past five years.

   NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN THE YEAR 2001:


[PHOTO                D. RAYMOND RIDDLE, Retired Chairman of the Board and
 APPEARS              Chief Executive Officer of National Service Industries,
 HERE]                Inc. ("National") effective February 1996; Chairman of
                      the Board and Chief Executive Officer of National from
                      September 1994 until February 1996; President and Chief
                      Executive Officer of National from January 1993 until
                      September 1994; Executive Vice President of Wachovia
                      Corporation and President and Chief Executive Officer of
                      Wachovia Bank of Georgia, N.A. and Wachovia Corporation of Georgia from May 1987 until January 1993; director of Wachovia Bank, N.A., Atlantic American Corporation,
                      Equifax, Inc. and Fuqua Enterprises, Inc. Mr. Riddle,
                      64, has been a director since 1978.


                      DR. BETTY L. SIEGEL, President of Kennesaw State
 [PHOTO               University; director of Equifax, Inc., National Service
  APPEARS             Industries, Inc. and Acordia Benefits of the South, Inc.
  HERE]               Dr. Siegel, 66, has been a director since 1986.


                      BEN J. TARBUTTON, JR., Vice President of Sandersville
 [PHOTO               Railroad Co. Mr. Tarbutton, 67, has been a director
  APPEARS             since 1983.
  HERE[
                      FELKER W. WARD, JR., President of Ward and Associates,
                      Inc., an investment banking firm, since January 1988;
 [PHOTO               Chairman of Pinnacle Investment Advisors, Inc., a wholly
  APPEARS             owned subsidiary of Ward and Associates, Inc., since
  HERE]               January 1994; director of Fidelity National Bank and
                      Abrams Industries, Inc. Mr. Ward, 64, has been a director since 1988.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

                               ----------------

   DIRECTORS WHOSE TERMS CONTINUE UNTIL THE ANNUAL MEETING IN THE YEAR 1999:


[PHOTO                FRANK BARRON, JR., Vice President of Public Affairs of
 APPEARS              Rome Coca-Cola Bottling Company and previously officer
 HERE]                and director of seven Coca-Cola Bottling Companies in
                      Georgia. Mr. Barron, 65, has been a director since 1983.



                      W. WALDO BRADLEY, Chairman of the Board of Bradley
[PHOTO                Plywood Corporation; director of First Union Corporation
 APPEARS              and Savannah Foods & Industries, Inc. Mr. Bradley is a
 HERE]                brother-in-law of Mr. Goocher, a named executive officer
                      (as hereinafter defined). Mr. Bradley, 63, has been a director since 1991.



                      L.L. GELLERSTEDT, III, President and Chief Executive
                      Officer of Beers, Inc. ("Beers"); Chairman and Chief
[PHOTO                Executive Officer of Beers Construction Company ("BCC"),
 APPEARS              a wholly owned subsidiary of Beers, since June 1994;
 HERE]                President and Chief Executive Officer of BCC from
                      November 1990 until June 1994; director of ALLTEL
                      Corporation. Mr. Gellerstedt, 41, has been a director since 1996.

   DIRECTORS WHOSE TERMS CONTINUE UNTIL THE ANNUAL MEETING IN THE YEAR 2000:


                      OTIS A. BRUMBY, JR., Chairman of the Board and Chief
[PHOTO                Executive Officer of The Marietta Daily Journal and
 APPEARS              Neighbor Newspapers, Inc. since October 1993 and
 HERE]                previously President and Publisher of The Marietta Daily
                      Journal and Neighbor Newspapers from March 1965 until
                      October 1993; director of First Union--Georgia. Mr.
                      Brumby, 57, has been a director since 1990.


                      DAVID R. JONES, President and Chief Executive Officer of
                      the Company since its organization in January 1996;
[PHOTO                Chairman and Chief Executive Officer of Atlanta Gas
 APPEARS              Light Company ("AGLC") and of AGL Resources Service
 HERE]                Company since August 1997; President and Chief Executive
                      Officer of AGLC from 1988 until August 1997; President and Chief Executive Officer of AGL Resources Service
                      Company from its organization in August 1996 until August 1997 (AGLC and AGL Resources Service Company are wholly owned subsidiaries of the Company); chairman of the Board of Directors of the Federal Reserve Bank of Atlanta. Mr. Jones, 60, has been a director since 1985.


[PHOTO                ALBERT G. NORMAN, JR., Partner in the law firm of Long
 APPEARS              Aldridge & Norman LLP, General Counsel to the Company.
 HERE]                Mr. Norman, 68, has been a director since 1976.


                      CHARLES MCKENZIE TAYLOR, Chairman of Taylor & Mathis,
[PHOTO                Inc., real estate developers and brokers. Mr. Taylor,
 APPEARS              68, has been a director since 1984.
 HERE]

                              BOARD OF DIRECTORS

  The Board of Directors conducts its business through meetings of the full Board and committees of the Board, consisting of an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, and a Corporate Responsibility Committee. During the fiscal year ended September 30, 1997, the Board of Directors met six times, the Executive Committee met seven times, the Audit Committee met two times, the Nominating and Compensation Committee met three times and the Corporate Responsibility Committee met one time. Each director attended 75% or more of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during such fiscal year, with the exception of Mr. Bradley who attended 73% of such meetings.

  The Executive Committee is composed of Messrs. Jones (Chairman), Barron, Norman, Riddle, Tarbutton and Ward. The Executive Committee is authorized to exercise all of the powers of the Board of Directors in the management of the business and affairs of the Company with the exception of certain actions specified by the Company's Bylaws and by statute.

  The Audit Committee is composed of Messrs. Riddle (Chairman), Bradley, Brumby, Gellerstedt and Dr. Siegel. The functions of the Audit Committee are as follows: (i) to consider the choice of the Company's independent public accountants; (ii) to review the planned scope of the audit and the results thereon; (iii) to report the results of the independent auditors' examinations of the financial statements and their opinions and recommendations with respect to accounting, internal controls and other matters; and (iv) to convey information between the Board of Directors and the Company's independent public accountants.

  The Nominating and Compensation Committee is composed of Messrs. Tarbutton (Chairman), Bradley, Brumby, Norman and Taylor. The purpose of the Nominating and Compensation Committee is as follows: (i) to review the performance of the senior officers of the Company and to recommend the appropriate compensation level for all officers of the Company; (ii) to review and recommend any changes in the Company's various benefit programs; (iii) to review the level and manner of compensation paid to the members of the Company's Board of Directors and make recommendations for adjustments, as appropriate; (iv) to identify and recommend the nominees for election to the Board; and (v) to administer the AGL Resources Inc. Long-Term Stock Incentive Plan of 1990 (the "LTSIP"). The Nominating and Compensation Committee will consider nominees recommended by shareholders but has not established any formal procedures for so doing.

  The Corporate Responsibility Committee is composed of Messrs. Barron (Chairman), Gellerstedt, Jones, Taylor, Ward and Dr. Siegel. The Corporate Responsibility Committee is responsible for the following: (i) making periodic reviews of all financing plans and pension plans; (ii) identifying and monitoring trends that could affect the Company's performance and the related interests of its employees, shareholders, customers and the general public; and (iii) reviewing and monitoring corporate policy with respect to charitable giving.

NON-EMPLOYEE DIRECTOR COMPENSATION

  Each non-employee director of the Company receives an annual retainer for services as a director which is paid in accordance with the terms of the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan as set forth in the following paragraph. In addition, non-employee directors receive $1,000 for attendance at each meeting of the Board and any standing committee of which he or she is a member. Directors are reimbursed for expenses incurred in connection with attendance of meetings of the Board and committees. Any director who is an officer or employee of the Company does not receive any compensation for his or her services as a director or as a member of a standing committee of the Board.

  1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN. The Company maintains the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan (the "Directors Plan"), in which all non-employee directors participate. The Plan provides for an automatic grant to each non-employee director on the first day of each annual service term of (i) an award of Common Stock equivalent in fair market value on such date to the $16,000 annual retainer payable to each director and (ii) a nonqualified stock option to purchase the same number of shares of Common Stock as are awarded on such date in payment of the retainer. The per share option exercise price is equal to the fair market value of the Company's Common Stock on the date of grant of the option. The stock award may not be sold or transferred until the expiration of six months from the date of issuance. Directors realize value from option grants only to the extent that the fair market value of the Common Stock of the Company on the date of exercise of the option exceeds the fair market value of the Common Stock on the date of grant.

  For the 1997 annual term of service, which began in February following the 1997 Annual Meeting of Shareholders, Messrs. Barron, Bradley, Brumby, Gellerstedt, Norman, Riddle, Tarbutton, Taylor and Ward and Dr. Siegel were each granted stock awards for 796 shares, which was calculated by dividing the $16,000 annual retainer fee by $20.125, the then current fair market value of the Company's Common Stock. Each of the directors also was granted an option to purchase 796 shares at $20.125 per share.

  DEFERRED COMPENSATION PLAN FOR CORPORATE DIRECTORS. The Company also maintains the AGL Resources Inc. Deferred Compensation Plan for Corporate Directors pursuant to which any non-employee director of the Company may elect to defer fees paid for attendance at Board and committee meetings. Deferred fees are credited during any calendar year with interest at the rate applicable to the first auction of 26-week Treasury Bills during the calendar year.

  Generally, a participant will receive payment of his or her benefit under the plan in a lump sum or in a series of five annual installments, in cash, beginning after such participant attains age 70 or after the director otherwise retires from service on the Board of Directors of the Company. The total amount of the cash payment(s) is determined by the amount of fees deferred plus the interest accrued thereon. If a participant dies before receiving full payment of his or her benefit under the plan, the remaining amount will be paid to the beneficiary designated by the director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of September 30, 1997 regarding the ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and director nominee, by each executive officer named in the Summary Compensation Table (collectively, the "named executive officers") who is not a director and by all executive officers and directors as a group, based on data furnished to the Company. The Company knows of no other beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                                   NUMBER OF SHARES OF
                                                       COMMON STOCK
                                                    OWNED BENEFICIALLY
NAME                                              (PERCENT OF CLASS) (1)
----                                              ----------------------
GREATER THAN 5% BENEFICIAL OWNERS:
 AGL Resources Inc. Retirement Savings Plus Plan. 4,779,694 (8.4%)
 P.O. Box 4569
 Atlanta, Georgia 30302
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
 Frank Barron, Jr................................    37,250 (2)
 W. Waldo Bradley................................     5,653 (2)
 Otis A. Brumby, Jr..............................    15,570 (2)
 L.L. Gellerstedt, III...........................     4,982 (2)(3)
 David R. Jones..................................   286,694 (2)(3)(4)(5)
 Albert G. Norman, Jr............................    16,451 (2)(3)
 D. Raymond Riddle...............................     5,370 (2)
 Dr. Betty L. Siegel.............................     5,603 (2)
 Ben J. Tarbutton, Jr............................     7,826 (2)
 Charles McKenzie Taylor.........................     7,941 (2)
 Felker W. Ward, Jr..............................     6,658 (2)
 Charles W. Bass.................................   133,344 (2)(3)(4)(5)
 Thomas H. Benson................................   123,470 (2)(3)(4)(5)
 Robert L. Goocher...............................   116,750 (2)(3)(4)(5)
 Richard H. Woodward.............................    82,121 (2)(4)(5)
 All executive officers and directors as a group
 (19 persons).................................... 1,082,661 (1.9%) (2)(3)(4)(5)

--------
(1) As of September 30, 1997, no individual director, director nominee or executive officer of the Company owned beneficially 1% or more of the outstanding Common Stock of the Company or any class of Preferred Stock of AGLC or any interest in any class of Preferred Stock of AGLC. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options. Except as otherwise indicated in footnote (3) below, all executive officers, directors and director nominees have sole voting and investment power with respect to the shares shown.
(2) For the directors, includes 1,685 shares which may be acquired by each of Messrs. Barron, Bradley, Brumby, Norman, Riddle, Tarbutton, Taylor and
    Ward and Dr. Siegel and 1,212 shares which may be acquired by Mr. Gellerstedt upon exercise of stock options granted pursuant to the Directors Plan (a total of 16,377 shares).
    For the named executive officers, includes shares which may be acquired upon exercise of stock options granted pursuant to the LTSIP as follows:
    Mr. Jones--186,384; Mr. Bass--102,746 shares; Mr. Benson--89,070 shares; Mr. Goocher--88,224 shares; and Mr. Woodward--61,082 shares.
    For all officers and directors as a group, includes an aggregate of 701,497 shares which may be acquired upon the exercise of stock options granted pursuant to the Directors Plan and the LTSIP.

(3) With regard to Mr. Gellerstedt, the shares shown include 2,500 shares for which he shares voting and investment power; with regard to Mr. Jones, the shares shown include 56,669 shares for which he shares voting and investment power and 1,395 shares which are held of record by the spouse of Mr. Jones as to which he disclaims beneficial ownership; with regard to Mr. Norman, the shares shown include 5,008 shares for which he shares voting and investment power; with regard to Mr. Bass, the shares shown include 3,891 shares for which he shares voting and investment power; with regard to Mr. Benson, the shares shown include 13,850 shares for which he shares voting and investment power; with regard to Mr. Goocher, the shares shown include 10,775 shares for which he shares voting and investment power; and with regard to the group, the shares shown include 100,849 shares held with shared voting and investment power and 1,395 shares held of record by certain spouses of members of the above-referenced group as to which the respective members of the group disclaim beneficial ownership.
(4) Includes shares held for the accounts of the above-named persons and the above-referenced group as participants in the Company's LESOP and RSP Plan as follows: Mr. Bass--17,162 shares; Mr. Benson--17,596 shares; Mr. Goocher--14,797 shares; Mr. Jones--33,096 shares; Mr. Woodward--15,697 shares; and the above-referenced group--139,519 shares.
(5) Excludes shares held by the Trust of the AGL Resources Inc. Nonqualified Savings Plan (the "NSP") for the benefit of the above-named persons and the above-referenced group as follows: Mr. Bass--1,411 shares;
    Mr. Benson--2,080 shares; Mr. Goocher--4,453 shares; Mr. Jones--3,679 shares; Mr. Woodward--578 shares; and the above-referenced group--15,314 shares. Pursuant to the terms of the NSP, such shares are not deemed to be beneficially owned and, accordingly, are excluded from the shares of Common Stock shown in the table above. (See footnotes (1) and (6) to "Table 1: Summary Compensation Table" below.)

                            EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  Table 1 summarizes by various categories, for the fiscal years ended September 30, 1997, 1996 and 1995, the total compensation paid to or accrued by the Company for the President and Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended September 30, 1997 exceeded $100,000 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Nominating and Compensation Committee in recommending the compensation of the President and Chief Executive Officer of the Company and, generally, the other executive officers of the Company, see "Nominating and Compensation Committee Report" below.

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                    ------------------------------ -------------------------
                        FISCAL YEAR                      OTHER     RESTRICTED    SECURITIES   ALL OTHER
                           ENDED                         ANNUAL      STOCK       UNDERLYING    COMPEN-
  NAME AND PRINCIPAL     SEPTEMBER   SALARY   BONUS   COMPENSATION   AWARDS        OPTIONS     SATION
       POSITION             30       ($)(1)   ($)(2)     ($)(3)      ($)(4)        (#)(5)      ($)(6)
-------------------------------------------------------------------------------------------------------
DAVID R. JONES             1997     $495,077 $    -0-        --     $150,012       49,689     $41,512
 President and Chief       1996      474,923  160,800        --           --       37,161      46,080
 Executive Officer         1995      444,423  230,000   $11,750           --       43,126      33,293
-------------------------------------------------------------------------------------------------------
CHARLES W. BASS            1997      277,538   26,000        --       56,994       24,783      19,485
 Executive Vice            1996      248,885   83,600        --           --       20,129      17,069
 President and Chief       1995      214,085   67,500        --           --       21,094      12,745
 Operating Officer
-------------------------------------------------------------------------------------------------------
THOMAS H. BENSON           1997      277,538   26,000        --       56,994       27,015      20,045
 Executive Vice            1996      248,885   83,600        --           --       20,129      17,497
 President; President      1995      214,362   67,500        --           --       24,510      13,452
 and Chief Operating
 Officer of Atlanta Gas
 Light Company*
-------------------------------------------------------------------------------------------------------
ROBERT L. GOOCHER          1997      277,538   26,000        --       56,994       24,783      17,731
 Executive Vice            1996      248,885   83,600        --           --       20,129      15,522
 President; President      1995      213,208   67,500        --           --       21,094      11,884
 and Chief Operating
 Officer of AGL
 Resources Service
 Company*
-------------------------------------------------------------------------------------------------------
RICHARD H. WOODWARD        1997      190,273   17,900        --       19,481       12,537      12,605
 Vice President;           1996      174,496   58,465        --           --        9,239      12,082
 President of AGL          1995      162,962   49,200        --           --       10,250      10,442
 Investments, Inc.*

--------
 * A wholly owned subsidiary of the Company.
(1) Includes before-tax contributions for the indicated fiscal years made to the RSP Plan and the NSP.
(2) For fiscal 1997, reflects an individual cash bonus earned pursuant to the Company's Variable Compensation Plan by each of the named executive officers other than Mr. Jones. For fiscal 1996 and 1995, reflects a corporate and individual cash bonus earned pursuant to the Company's Variable Compensation Plan by each of the named executive officers other than Mr. Jones. For fiscal 1996, reflects for Mr. Jones a corporate cash bonus earned. For fiscal 1995, reflects for Mr. Jones a corporate cash bonus and a bonus award of restricted stock which is not subject to any vesting restrictions. The dollar value of the restricted stock award is based on the number of shares of restricted stock multiplied by the fair market value per share on the date of issuance. (See "Nominating and Compensation Committee Report" below.)

(3) For fiscal 1995, reflects for Mr. Jones director's fees of $11,750. Effective January 1, 1995, Mr. Jones no longer receives any compensation for his services as a director or as a member of a standing committee of the Board. (See "Non-Employee Director Compensation" above.)
(4) Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the date of grant. The number and value of unvested shares of restricted stock held on September 30, 1997, based on the fair market value of the Company's Common Stock at September 30, 1997, of $18.9375, was Mr. Jones--7,454 shares ($141,160); Mr. Bass--
    2,832 shares ($53,631); Mr. Benson--2,832 shares ($53,631); Mr. Goocher--
    2,832 shares ($53,631); and Mr. Woodward--968 shares ($18,331). The shares of restricted stock awarded to the named executive officers vest over a period of up to three years. Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.
(5) Includes grants of reload options pursuant to the LTSIP.
(6) All Other Compensation paid during fiscal 1997 includes the following: (i) Company contributions to the LESOP: Mr. Jones--$1,627; Mr. Bass--$1,627; Mr. Benson--$1,627; Mr. Goocher--$1,627; and Mr. Woodward--$1,627; (ii) Company contributions to the RSP Plan: Mr. Jones--$3,200; Mr. Bass-- $5,370; Mr. Benson--$5,370; Mr. Goocher--$5,370; and Mr. Woodward--$4,412;
    (iii) Company contributions to the NSP: Mr. Jones--$7,875; Mr. Bass-- $5,370; Mr. Benson--$5,370; Mr. Goocher--$5,370; and Mr. Woodward--$2,455;
    and (iv) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named officers: Mr. Jones--$28,810; Mr. Bass--$7,118; Mr. Benson-- $7,678; Mr. Goocher--$5,364; and Mr. Woodward--$4,111.

OPTION GRANTS

  Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended September 30, 1997. In addition, in accordance with the rules and regulations of the Commission, set forth is the present value of each option granted, calculated using the Black-Scholes option pricing model.

                  TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR


                       NUMBER OF
                       SECURITIES  % OF TOTAL
                       UNDERLYING   OPTIONS
                        OPTIONS    GRANTED TO  EXERCISE OR             GRANT DATE
                        GRANTED   EMPLOYEES IN BASE PRICE  EXPIRATION PRESENT VALUE
         NAME            (#)(1)   FISCAL YEAR   ($/SH)(2)     DATE       ($)(3)

-------------------------------------------------------------------------------
  David R. Jones         49,689       9.7%       $20.125     2/7/07     $183,849

-------------------------------------------------------------------------------
  Charles W. Bass        24,783       4.9         20.125     2/7/07       91,697

-------------------------------------------------------------------------------
  Thomas H. Benson        2,232       0.4         21.500     2/3/05        9,107
                         24,783       4.9         20.125     2/7/07       91,697

-------------------------------------------------------------------------------
  Robert L. Goocher      24,783       4.9         20.125     2/7/07       91,697

-------------------------------------------------------------------------------
  Richard H. Woodward       712       0.1         21.500     2/1/01        2,613
                          2,136       0.4         21.500     2/2/00        7,326
                          9,689       1.9         20.125     2/7/07       35,849

--------
(1) Options were granted to each of the named executive officers pursuant to the LTSIP and became fully exercisable six months after the date of grant. Options are subject to early termination upon the occurrence of certain events related to termination of employment.

(2) The exercise price of options may be paid in cash, by delivery of already owned shares of Common Stock of the Company or by any other method approved by the Nominating and Compensation Committee, which administers the LTSIP. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a "Reload Option" will be granted to the optionee. A Reload Option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the Reload Option is granted. One or more successive Reload Options may be granted to an optionee who pays for the exercise of a Reload Option with shares of Common Stock of the Company.
(3) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. This model assumes no dilution effects and includes the following underlying assumptions used in developing the grant valuations:
    (i) an exercise price equal to the fair market value on the date of grant;
    (ii) expected volatility--22.08% (22.19% with respect to the Reload Options of Messrs. Benson and Woodward); (iii) annual risk free rate of return (represents the yield on Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option)--6.42% (6.13% with respect to Mr. Benson's Reload Option and 5.97% and 5.90% with respect to Mr. Woodward's Reload Options for 712 and 2,136 shares, respectively); and (iv) annual dividend yield as of the date of grant: 5.37% (5.02% with respect to the Reload Options of Messrs. Benson and Woodward). The model also assumes a contractual exercise period for options granted of ten years; provided, however, that with respect to Mr. Benson's Reload Option to purchase 2,232 shares of Common Stock, an exercise period of approximately 8.25 years was assumed, and with respect to Mr. Woodward's Reload Options to purchase 712 and 2,136 shares of Common Stock, an exercise period of approximately 5.25 years and 4.25 years, respectively, was assumed. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

OPTION EXERCISES

  Table 3 sets forth option exercises by the named executive officers during the fiscal year ended September 30, 1997, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of September 30, 1997 and (ii) the respective values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at September 30, 1997.

         TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                         EXERCISES DURING YEAR                       FISCAL YEAR END
                     ----------------------------            ------------------------------
                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES                    OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON     VALUE                END (#)            FISCAL YEAR END ($)(1)
         NAME          EXERCISE (#) REALIZED ($)
        ------         -----------  -----------   ---------------------------  ------------------------
                                                  EXERCISABLE   UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
  David R. Jones          2,000       $15,250       186,384           --        $242,875         --
--------------------------------------------------------------------------------------------------------
  Charles W. Bass           --            --        102,746           --         160,555         --
--------------------------------------------------------------------------------------------------------
  Thomas H. Benson        3,000        16,500        89,070           --          58,774         --
--------------------------------------------------------------------------------------------------------
  Robert L. Goocher       2,288        12,689        88,224           --          82,222         --
--------------------------------------------------------------------------------------------------------
  Richard H. Woodward     4,332        31,899        61,082           --          74,366         --

--------
(1) Certain exercisable options held by the named executive officers were not "in-the-money" at September 30, 1997.

RETIREMENT PLAN

  Table 4 reflects the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the terms of the AGL Resources Inc. Retirement Plan (the "Retirement Plan") and the AGL Resources Inc. Excess Benefit Plan (the "Excess Benefit Plan") (as described below), as currently in effect, to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts as reflected in the table are subject to reductions for a portion of Social Security benefits.

                          TABLE 4: PENSION PLAN TABLE


    3 YEAR AVERAGE
       EARNINGS                         YEARS OF SERVICE
                   --------------------------------------------------------
                         20       25       30       35       40       45
---------------------------------------------------------------------------
       $100,000       $ 33,333 $ 41,667 $ 50,000 $ 57,500 $ 65,000 $ 72,500
        150,000         50,000   62,500   75,000   86,250   97,500  108,750
        200,000         66,667   83,333  100,000  115,000  130,000  145,000
        250,000         83,333  104,167  125,000  143,750  162,500  181,250
        300,000        100,000  125,000  150,000  172,500  195,000  217,500
        350,000        116,667  145,833  175,000  201,250  227,500  253,750
        400,000        133,333  166,667  200,000  230,000  260,000  290,000
        450,000        150,000  187,500  225,000  258,750  292,500  326,250
        500,000        166,667  208,333  250,000  287,500  325,000  362,500


  The Retirement Plan is a qualified defined benefit pension plan which covers all employees of the Company and its participating affiliate companies (except leased employees) who have satisfied certain standards as to hours of service with the Company, who have attained age 21 and who have been employed for one year. Benefits under the Retirement Plan are based upon length of service with the Company, with varying provisions for employees who are terminated or take early, normal or deferred retirement. A participant's benefits also vary depending upon the participant's earnings for the three consecutive years of highest compensation during his or her final 60 months of employment with the Company.

  The compensation covered by the Retirement Plan includes generally the base rate of earnings actually paid to a participant by the Company (up to dollar limits imposed by the Internal Revenue Service). This amount of compensation does not include the bonuses or director's fees that are included in the above Summary Compensation Table. The Retirement Plan also provides, subject to certain conditions, for the payment of vested benefits of a deceased employee to his or her spouse during such spouse's lifetime.

  The Company makes contributions to the Retirement Plan to fund the benefits which accrue thereunder. Annual contribution amounts are determined actuarially. Participant contributions are not permitted.

  In addition, the Company maintains an Excess Benefit Plan for its employees, the purpose of which is to restore pension benefits to employees who are prevented from receiving their total accrued benefits under the Retirement Plan because of the maximum benefit limitations imposed on qualified retirement plans by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The Excess Benefit Plan is not funded, but benefit payments are made directly by the Company. Benefits under the Excess Benefit Plan are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. All employees who participate in the Retirement Plan whose benefits are limited by the provisions of the Code will receive restoration of benefits under the Excess Benefit Plan.

  The amounts shown in the Summary Compensation Table above do not include the Company's contributions in connection with the Retirement Plan or the Excess Benefit Plan for the named executive officers. Such amounts are not and cannot be readily separated or individually calculated. The Company made a contribution of approximately $15 million to the Retirement Plan for the plan year ended June 30, 1997.

  As of the plan year ended June 30, 1997, Messrs. Jones, Bass, Benson, Goocher and Woodward had 37, 27, 27, 25 and 27 years of service, respectively.

  The Retirement Plan and the Excess Benefit Plan are administered by or are under the direction of the Retirement Plan Administrative Committee appointed by the Board of Directors. Wachovia Bank, N.A., serves as Trustee to the Retirement Plan.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

  During fiscal 1996, the Board of Directors approved an Employment Continuity Program in which each of the named executive officers participates on one of three tier levels. The purpose of the program is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of the Company.

  For purposes of the program, a "change in control" will be deemed to have occurred in connection with any of the following events: (i) the acquisition by a person or group of persons of 10% or more of the voting securities of the Company; (ii) approval by the shareholders of a merger, business combination, or sale of 50% or more of the Company's assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by the former shareholders of the Company; or (iii) the failure, during any period of two years, of incumbent directors to constitute at least a majority of the Board of Directors of the Company.

  Generally, no benefits are provided under the program for any type of termination prior to the occurrence of a change in control, or for terminations following a change in control due to death, disability, voluntary termination (other than the Chief Executive Officer) or any termination for "cause," which includes failure to perform duties and responsibilities and fraud or dishonesty.

  Upon becoming operational, and depending on the tier level of participation and on the timing of employment termination, the program provides a severance benefit of between one and three years of base salary and annual incentive compensation to participants whose employment is involuntarily terminated within twelve months following the occurrence of a change in control.

  Other benefits provided include the payout of a pro rata bonus for the portion of the year in which the termination occurs, full vesting of all long-term incentives, a lump-sum payment of between one and three years of age and service credits under the Company's pension plan, full vesting and funding of nonqualified retirement and deferral plan benefits, a one to three year continuation of health care benefits and life insurance, and outplacement assistance. The Chief Executive Officer and the Executive Vice Presidents also will receive payments of legal fees (up to a maximum dollar limit) in connection with the enforcement of payouts under the program. For all participants, total severance benefits are limited to the maximum benefit allowable without triggering excise taxes.

                 NOMINATING AND COMPENSATION COMMITTEE REPORT

  The following report of the Nominating and Compensation Committee (the "Committee") of the Board of Directors discusses generally its objectives and policies regarding compensation programs for executives of the Company and certain of its subsidiaries. The report also specifically discusses the Committee's bases for compensation for fiscal year 1997 of the Company's President and Chief Executive Officer, as reported in the Summary Compensation Table, and generally with respect to all officers. The Committee is composed entirely of non-employee directors.

  In carrying out its responsibility for the executive compensation programs of the Company, the Committee has adopted the philosophy of rewarding employees for their contributions to the success of the Company. The Company's executive compensation programs are based on the following principles:

 . Linking a substantial portion of each executive's total compensation to the achievement of pre-established annual performance goals.

 . Maintaining an alignment of the executive's long-term interests with those of the Company's shareholders by encouraging ownership of the Company's Common Stock.

 . Providing base salary and incentive compensation that is competitive with other utilities and service and industrial companies of similar characteristics.

  To assist the Committee in performing its function, it is the Company's practice to have its compensation programs periodically reviewed by an independent consulting firm to ensure that the various components are maintained at appropriate and competitive levels and are supportive of the objectives stated above.

EXECUTIVE COMPENSATION

  The compensation program for the Company's officers consists of base salary, annual incentive compensation, and long-term incentive compensation.

  The level of base salary is established by using several factors, including a performance review of each of the officers by the President and Chief Executive Officer or by an Executive Vice President of the Company, as appropriate. Competitive salary data of similar positions at comparable companies also is reviewed. The base salary for Company officers progresses based on their experience and positive contribution toward the general management of the Company. Salaries for officers, however, do not exceed the average competitive market rate of the position, generally referred to as the "midpoint."

  The annual incentive program for officers (other than the President and Chief Executive Officer) is set forth in the Company's Variable Compensation Plan that is reviewed and approved each year by the Committee and the Board of Directors. The annual incentive program is based on the accomplishment of individual and corporate performance goals. Individual goals, which are established at the beginning of the year and approved by the President and Chief Executive Officer, focus on substantial cost reductions, increasing revenues, improving the operations of the business units of the Company, and increasing shareholder value. Pursuant to the guidelines of the Variable Compensation Plan, if individual performance goals are met or exceeded, an executive could earn an amount up to 10% of base salary. The individual performance cash bonus generally is paid in February following attainment of performance objectives. The individual performance goals for fiscal year 1997 were met for the named executive officers. (See "Table 1--Summary Compensation Table.")

  The corporate performance component of the annual incentive program is based on the attainment of a fiscal year end earnings per share ("EPS") amount in excess of the EPS target set by the Board of Directors. The range for potential awards for 1997 was from 8% to 30% of base salary depending on the amount by which the EPS target set by the Board was exceeded at fiscal year end. The EPS target for fiscal year 1997 was not met, and no corporate performance awards were paid to any of the Company's officers.

  The long-term incentive component of the Company's executive compensation program is based on the LTSIP which provides for the grant of stock options, stock appreciation rights and awards of restricted stock. The LTSIP was established to provide the opportunity to increase the ownership of Company Common Stock among the Company's key decision makers and to create a stronger alignment between the interests of those executives and the interests of shareholders. The awards to officers pursuant to the LTSIP are based on common practices of peer companies and on the decision of the Committee, which is responsible for the administration of the LTSIP. During fiscal year 1997, the Committee granted nonqualified stock options equal to 100-175% of the base salary of the executive at the time of the stock grant. For fiscal year 1997, each Executive Vice President was granted nonqualified stock options to purchase Company Common Stock at the fair market value on the date of the grant equal to 175% of base salary. All other officers were granted nonqualified options having a fair market value on the date of the grant equal to 100% of base salary. Additionally, in an effort to bring long-term compensation levels of the Company's executives in line with competitive compensation levels and to further align executive interests with shareholder interests, the Committee awarded shares of restricted stock. Awards for each Executive Vice President equaled 20% of base salary. All other officers were awarded restricted shares equal to 10% of base salary. One-sixth of the shares vests twelve months after the date of issuance of the restricted stock; two-sixths vests after 24 months; and all remaining shares vest after 36 months. The portion of shares scheduled to vest after 36 months also is eligible for accelerated vesting in 1997 and 1998 if the Total Shareholder Return ranking (stock price appreciation plus dividends) meets or exceeds the 66th percentile when compared to the Standard & Poors Utility Index. For fiscal year 1997, the Company's Total Shareholder Return ranking was not at the specified level, and accelerated vesting did not occur.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Consistent with the compensation philosophy and principles stated above, the compensation of the President and Chief Executive Officer of the Company is competitive and is based on his contribution to the overall success of the Company. Compensation levels are determined through a comprehensive review of the competitive pay practices of companies in the energy business. Like the base salary of other officers of the Company, the salary of the President and Chief Executive Officer will not exceed the competitive market rate (midpoint). The President and Chief Executive Officer is not a participant in the Variable Compensation Plan, but generally the Committee would consider granting an award to the President and Chief Executive Officer in the event other officers of the Company received awards under the corporate performance component of the Variable Compensation Plan. For fiscal year 1997, the EPS target was not met, and no corporate performance awards were paid to any of the Company's officers, including Mr. Jones.

  The President and Chief Executive Officer is a participant in the LTSIP. The Committee determines the type and amount of awards to be granted pursuant to the LTSIP based on competitive pay practices of similar companies. For fiscal year 1997, the Committee granted Mr. Jones nonqualified stock options equal to 200% of his base salary at the time of the stock grant. The Committee also awarded Mr. Jones shares of restricted stock equal to 30% of his base salary with the same vesting schedule described in the preceding section.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE
COMPENSATION

  It is the responsibility of the Committee to address the issues raised by
Section 162(m) of the Code. Section 162(m) limits to $1,000,000 the Company's deduction for compensation paid to certain executive officers of the Company which does not qualify as "performance-based." In this regard, the Committee continues to carefully consider the impact of this tax code provision and must determine whether any actions with respect to this limit should be taken by the Company. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

  Ben J. Tarbutton, Jr., Chairman
  W. Waldo Bradley
  Otis A. Brumby, Jr.
  Albert G. Norman, Jr.
  Charles McKenzie Taylor

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Nominating and Compensation Committee is composed of Messrs. Bradley, Brumby, Norman, Tarbutton and Taylor, none of whom is an officer or employee of the Company. Mr. Norman is a partner in the law firm of Long Aldridge & Norman LLP, General Counsel to the Company. For the fiscal year ended September 30, 1997, the Company paid to Long Aldridge & Norman LLP approximately $2.9 million for legal services to the Company and its subsidiaries.

                            STOCK PERFORMANCE GRAPH

  The following line graph presentation compares the cumulative five year shareholder return on Common Stock of the Company with the cumulative five year total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and the Standard & Poor's Utilities Index (the "S&P Utilities Index").

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
    AMONG AGL RESOURCES INC., THE S&P 500 INDEX AND THE S&P UTILITIES INDEX

                              GRAPH APPEARS HERE


                       9/30/92 9/30/93 9/30/94 9/30/95 9/30/96 9/30/97
----------------------------------------------------------------------
  AGL Resources Inc.    $100    $105    $ 91    $122    $128    $134
----------------------------------------------------------------------
  S&P 500 Index         $100    $113    $117    $152    $183    $256
----------------------------------------------------------------------
  S&P Utilities Index   $100    $123    $107    $136    $147    $168



* Assumes $100 invested on September 30, 1992 in Common Stock of the Company, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is required to identify any director, executive officer or person who owns more than ten percent of the Company's Common Stock who failed to timely file with the Commission a required report under Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership of such Common Stock with the Commission and the Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended September 30, 1997, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with.

                             INDEPENDENT AUDITORS

  The firm of Deloitte & Touche LLP, 100 Peachtree Street, Atlanta, Georgia 30303, was the independent auditor for the Company and examined the financial statements of the Company for the fiscal year ended September 30, 1997. The Board of Directors intends to continue the services of this firm for the current fiscal year ending September 30, 1998. A representative of the firm will be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its offices in Atlanta, Georgia on or before August 25, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

  The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that are to be brought before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the person(s) named as proxies on the enclosed form(s) of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Revocable Proxy                 COMMON STOCK
                              AGL RESOURCES INC.
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints David R. Jones, Albert G. Norman, Jr., and Melanie M. Platt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 303 Peachtree Street, N.E., Atlanta, Georgia, on Friday, February 6, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned hereby revokes any previous proxies with respect to matters covered by this proxy.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.

             PLEASE COMPLETE, DATE, SIGN ON THE REVERSE SIDE, AND
          MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,
PRINT NEW ADDRESS BELOW:                       DO YOU HAVE ANY COMMENTS?

----------------------------------       ---------------------------------------

----------------------------------       ---------------------------------------

----------------------------------       ---------------------------------------

[ ]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------
        AGL RESOURCES INC.
------------------------------
         COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting  [ ]

Mark box at right if comments or an address change has been noted on the reverse side of this card. [ ]

RECORD DATE SHARES:



PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD.        Date

                                 ---------------------------

Shareholder sign here                     Co-owner sign here

--------------------------------------------------------------------------------




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL

1. Elect as directors the four nominees listed below to serve until the Annual Meeting of Shareholders in the year 2001 and until their successors are elected and qualified:

   D. RAYMOND RIDDLE, DR. BETTY           FOR     WITH-      FOR ALL
   L. SIEGEL, BEN J. TARBUTTON, JR.,      ALL      HOLD      EXCEPT*
   AND FELKER W. WARD, JR.                         ALL

                                          [ ]      [ ]         [ ]


   * INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME FROM THE LIST ABOVE.

When properly executed, this proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THIS PROXY CARD.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

-------------------------------------------------------------------------------


DETACH CARD                                                         DETACH CARD

                              AGL RESOURCES INC.
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308

         Dear Shareholder:

         YOUR VOTE IS IMPORTANT, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.

         Thank you in advance for your prompt cooperation.

         Sincerely,


         AGL Resources Inc.

Revocable Proxy           RETIREMENT SAVINGS PLUS PLAN
                                      AND
                    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN
                              AGL RESOURCES INC.
              303 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30308


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints The Northern Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the "RSP Plan") and the AGL Resources Inc. Leveraged Employee Stock Ownership Plan (the "LESOP"), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that have been allocated to the account of the undersigned pursuant to the RSP Plan and/or the LESOP, at the 1998 Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 303 Peachtree Street, N.E., Atlanta, Georgia, on Friday, February 6, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the proxy or by executing and delivering to the proxy a duly executed proxy card bearing a later date. Under the terms of the RSP Plan and the LESOP, only the Trustee of each plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person. The undersigned hereby revokes any previous proxies with respect to matters covered by this proxy.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.


+------------------------------------------------------------------------------+
|              PLEASE COMPLETE, DATE, SIGN ON THE REVERSE SIDE,                |
|        AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.       |
+------------------------------------------------------------------------------+


Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,      DO YOU HAVE ANY COMMENTS?
PRINT NEW ADDRESS BELOW:
----------------------------------     -------------------------------------
----------------------------------     -------------------------------------
----------------------------------     -------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


----------------------------------
        AGL RESOURCES INC.
----------------------------------
        RSP PLAN AND LESOP


Mark box at right if you plan to attend the Annual Meeting?  [ ]

Mark box at right if comments or an address change has been noted on the reverse side of this card. [ ]

RECORD DATE SHARES:







PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD.   Date

                                 ----------------------
Shareholder sign here              Co-owner sign here

-------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL

1. Elect as directors the four nominees listed below to serve until the Annual Meeting of Shareholders in the year 2001 and until their successors are elected and qualified:

   D. Raymond Riddle, Dr. Betty          FOR    WITH-    FOR ALL
   L. Siegel, Ben J. Tarbutton, Jr.,     ALL     HOLD    EXCEPT*
   and Felker W. Ward, Jr.                       ALL

                                         [ ]     [ ]      [ ]

   * INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME FROM THE LIST ABOVE.

When properly executed, this proxy card will be voted as directed. IF NO PROXY CARD IS RECEIVED OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE PROXY WILL VOTE THE UNVOTED ALLOCATED SHARES IN THE LESOP IN THE SAME PROPORTION AS THE LESOP SHARES THAT ARE VOTED BY PARTICIPANTS AND BENEFICIARIES. THE PROXY WILL VOTE THE UNALLOCATED LESOP SHARES AND ANY UNVOTED RSP PLAN SHARES, PURSUANT TO THE INSTRUCTIONS OF THE RESPECTIVE ADMINISTRATIVE COMMITTEES OF THE PLANS, "FOR" THE PROPOSAL LISTED ON THIS PROXY CARD.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. In the event you also own shares otherwise than pursuant to the RSP Plan and the LESOP, you must return the proxy card relating to such other shares in accordance with the instructions set forth thereon.


DETACH CARD                                                          DETACH CARD

                              AGL RESOURCES INC.
                          303 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30308

         Dear Shareholder:

         YOUR VOTE IS IMPORTANT, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

         Thank you in advance for your prompt cooperation.

         Sincerely,


         AGL Resources Inc.